EXHIBIT 4(e)


                                                                       CUSIP [ ]


                THIS BOND IS SUBJECT TO RESTRICTIONS ON TRANSFER,

                            AS HEREINAFTER SET FORTH.

                               AVISTA CORPORATION

                              First Mortgage Bond,

                              7.75% Series due 2007

REGISTERED                                                            REGISTERED

NO. R-1                                                           $[   ],000,000


          AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the Company), for value received, hereby promises to pay to CEDE & CO. or registered assigns, on January 1, 2007, [ ] DOLLARS, and to pay the registered owner hereof interest thereon from December 19, 2001 semi-annually in arrears on January 1 and July 1 in each year (each such date being hereinafter called an "Interest Payment Date"), commencing July 1, 2002, and at Maturity (as hereinafter defined), at the rate of seven and seventy-five one-hundredths per centum (7.75%) per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, until the Company's obligation with respect to the payment of such principal shall have been discharged. The principal of and premium, if any, and interest on this bond payable at Maturity shall be paid upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid by check, in the similar coin or currency, mailed to the registered owner hereof as of the close of business on the December 15 or June 15, as the case may be, next preceding each Interest Payment Date (each such date being herein called a "Record Date"); provided, however, that if such registered owner shall be a securities depositary, such payment shall be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such registered owner. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term "Maturity" shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

          This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 7.75% Series due 2007, all bonds of all such issue of series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and


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Deed of Trust, dated as of June 1, 1939, executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). Such mortgage and deed of trust has been amended and supplemented by various supplemental indentures, including the Twenty-ninth Supplemental Indenture, dated as of December 1, 2001 (the "Twenty-ninth Supplemental Indenture") and, as so amended and supplemented, is herein called the "Mortgage". Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. If there shall be a conflict between the terms of this bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law. The holder of this bond, by its acceptance hereof, shall be deemed to have consented and agreed to all terms and provisions of the Mortgage and, further, in the event that such holder shall not be the sole beneficial owner of this bond, shall be deemed to have agreed to use all commercially reasonable efforts to cause all direct and indirect beneficial owners of this bond to have knowledge of the terms and provisions of the Mortgage and of this bond and to comply therewith, including particularly, but without limitation, any provisions or restrictions in the Mortgage regarding the transfer or exchange of such beneficial interests and any legend set forth on this bond.

          With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least 75% in principal amount of the bonds then outstanding under the Mortgage and, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least 75% in principal amount of the series of bonds so to be affected (excluding in any case bonds challenged and disqualified from voting by reason of the Company's interest therein as provided in the Mortgage). The Company has amended the Mortgage, effective as of the Modification Effective Date (as defined in the Twenty-ninth Supplemental Indenture), to provide that the Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, to provide that, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof.

          The principal hereof may be declared or may become due prior to the stated maturity date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.


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


          In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

          In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

          The bonds of this series are not subject to redemption prior to the stated maturity date thereof.

          No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

          This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

          IN WITNESS WHEREOF, AVISTA CORPORATION has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Corporate Secretary or one of its Assistant Corporate Secretaries by his signature or a facsimile thereof.

Dated:                                   AVISTA CORPORATION


                                         By:
                                            -----------------------------------


ATTEST:
       --------------------------------------


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


                              TRUSTEE'S CERTIFICATE

          This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

                                         CITIBANK, N.A.
                                         Trustee

                                         By
                                            ------------------------------------
                                                      Authorized Officer


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


          THIS GLOBAL BOND IS HELD BY CEDE & CO., AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. THIS BOND MAY NOT BE TRANSFERRED, NOR MAY ANY PURPORTED TRANSFER BE REGISTERED, EXCEPT THAT (I) THIS BOND MAY BE TRANSFERRED IN WHOLE, AND APPROPRIATE REGISTRATION OF TRANSFER EFFECTED, IF SUCH TRANSFER IS BY CEDE & CO., AS NOMINEE FOR THE DEPOSITARY, TO THE DEPOSITARY, OR BY THE DEPOSITARY TO ANOTHER NOMINEE THEREOF, OR BY ANY NOMINEE OF THE DEPOSITARY TO ANY OTHER NOMINEE THEREOF, OR BY THE DEPOSITARY OR ANY NOMINEE THEREOF TO ANY SUCCESSOR BONDS DEPOSITARY OR ANY NOMINEE THEREOF; AND (II) THIS BOND MAY BE TRANSFERRED, AND APPROPRIATE REGISTRATION OF TRANSFER EFFECTED, TO THE BENEFICIAL HOLDERS HEREOF, AND THEREAFTER SHALL BE TRANSFERABLE WITHOUT RESTRICTIONS (EXCEPT AS PROVIDED IN THE PRECEDING PARAGRAPH) IF: (A) THE DEPOSITARY, OR ANY SUCCESSOR SECURITIES DEPOSITARY, SHALL HAVE NOTIFIED THE COMPANY AND THE TRUSTEE THAT (I) IT IS UNWILLING OR UNABLE TO CONTINUE TO ACT AS SECURITIES DEPOSITARY WITH RESPECT TO THE BONDS OR (II) IT IS NO LONGER A CLEARING AGENCY REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND, IN EITHER CASE, THE TRUSTEE SHALL NOT HAVE BEEN NOTIFIED BY THE COMPANY WITHIN ONE HUNDRED TWENTY
(120) DAYS OF THE IDENTITY OF A SUCCESSOR SECURITIES DEPOSITARY WITH RESPECT TO THE BONDS; OR (B) THE COMPANY SHALL HAVE DELIVERED TO THE TRUSTEE A WRITTEN ORDER TO THE EFFECT THAT THE BONDS SHALL BE SO TRANSFERABLE ON AND AFTER A DATE SPECIFIED THEREIN.


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


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

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     [please insert social security or other identifying number of assignee]

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            [please print or typewrite name and address of assignee]

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the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and
appoint                                         , Attorney, to transfer said
       -----------------------------------------
bond on the books of the within-mentioned Company, will full power of substitution in the premises.

Dated:
        -------------------------

        -------------------------

Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alteration or enlargement or any change whatsoever.


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